SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 11, 2002

LODGENET ENTERTAINMENT CORPORATION (Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(605) 988-1000

n/a (Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press Release issued December 11, 2002.

Item 9. Regulation FD Disclosure.

LodgeNet Entertainment Corporation issued a press release on December 11, 2002, a copy of which is attached as Exhibit 99.1.

The press release contains information announced during LodgeNet’s presentation at the UBS Warburg Media Conference, including (i) that LodgeNet is adding comprehensive, high-speed Internet access (HSIA) to the services it provides to the United States hospitality industry and (ii) updated guidance for the fourth quarter and full-year of 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION

Date:	December 11, 2002	By Its	/s/ Scott C. Petersen Scott C. Petersen President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release issued December 11, 2002.